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                                                                 EXHIBIT 10.38



                               VOTING AGREEMENT

        THIS VOTING AGREEMENT, dated as of June 29, 2001 ("Agreement"), is by and among William R. Dunavant, an individual residing at 2461 Provence Circle, Weston, Florida 33327, ("W. DUNAVANT" or a "SHAREHOLDER"), LUCILLE DUNAVANT, an individual residing at 2461 Provence Circle, Weston, Florida 33327, ("L. DUNAVANT" or a "SHAREHOLDER"), Richard E. Brodsky, P.A., a Florida corporation having a principal place of business at 25 SE Third Avenue, Suite 919, Miami, Florida ("BRODSKY P.A."), RICHARD E. BRODSKY, an individual residing in Miami, Florida ("BRODSKY" or a "SHAREHOLDER," and collectively with W. Dunavant, L. Dunavant, Brodsky P.A., the "SHAREHOLDERS"), and HIGH SPEED NET SOLUTIONS, INC., a Florida corporation with a principal place of business at 434 Fayetteville Street Mall, Suite 600, Raleigh, North Carolina 27601 (the "COMPANY").

                                  RECITALS:

        A. The Shareholders believe that it is in the best interests of the Company and its shareholders, including the Shareholders, that the Company have stable management.

        B. The Shareholders, in order to contribute to the stability of the Company's management, desire to make the commitments and provide the assurances set forth herein.

        NOW, THEREFORE, in consideration for the premises and mutual covenants set forth herein and for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

        1.     COVENANTS OF THE SHAREHOLDERS REGARDING VOTING OF THE SHARES.

               (a) During the term of this Agreement, each of the Shareholders hereby covenants, agrees and promises that he or she shall vote, and shall exercise all rights of consent or approval attendant to, any and all shares of Common Stock then owned of record by him or her (all such shares of Common Stock, "RECORD SHARES"), and shall cause the record holder of any and all shares of Common Stock then owned beneficially by him or her (any such record holder, a "RECORD HOLDER," and all such shares of Common Stock, "BENEFICIAL SHARES") to vote, and to exercise all rights of consent or approval attendant to, such shares, in favor of and for the election to the Company's Board of Directors (the "BOARD") of each individual:

                      (1) who has been nominated for election to the Board by the Board or by any committee thereof to which the Board has delegated the authority to nominate candidates for election to the Board (any such committee, the "NOMINATING COMMITTEE"); and

                      (2) whose name is listed on Exhibit A, attached hereto and incorporated herein.

        If the Board or the Nominating Committee nominates for election to the Board any individual whose name is not listed on Exhibit A, then, during the term of this Agreement, each Shareholder shall vote, and shall exercise all rights of consent or approval attendant to, any and



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all Record Shares, and shall cause each Record Holder of any Beneficial Shares to vote, and to exercise all rights of consent or approval attendant to, such Shares, in favor of and for the election of such individual to the Board or shall abstain from voting in favor of the election of such individual to the Board (or decline to exercise any such right of consent or approval in favor of the election of such individual to the Board), but shall in no event vote (or exercise any such right of consent or approval), or cause or permit any Record Holder to vote (or to exercise any such right of consent or approval), against the election of such individual to the Board.

               (b) During the terms of this Agreement, each of the Shareholders hereby covenants, agrees and promises that, except as otherwise expressly agreed to in writing by the Company, he or she shall not vote, and shall decline to exercise any right of consent or approval attendant to, any Record Shares, and shall not cause or permit any Record Holder to vote, or to exercise any right of consent or approval attendant to, any Beneficial Shares, in favor of or for:

                      (1) the election to the Board of any individual who has not been nominated by the Board or the Nominating Committee for election to the Board; or

                      (2) any recommendation or proposal to change the number of members or directors comprising or constituting the Board.

               (c) During the term of this Agreement, each of the Shareholders hereby covenants, agrees and promises that he or she shall vote, and shall exercise all rights of consent or approval attendant to, any and all shares of Common Stock then owned of record by him or her, and shall cause the Record Holder to vote, and to exercise all rights of consent or approval attendant to any Beneficial Shares in a manner consistent with the recommendation of the Board in connection with any vote of the holders of the Company's voting securities with respect to:

                      (1) any tender or exchange offer, merger or other business combination involving the Company;

                      (2) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or

                      (3) any solicitation of proxies or consents to vote any voting securities of the Company.

               (d) Each Shareholder agrees that any vote cast (or right of consent or approval exercised) in violation of the provisions of this Section 2 shall be of no force or effect and may be disregarded by the Company or any agent thereof in connection with any vote or consent of the holders of the Company's securities.

               (e) Nothing contained herein shall limit or restrict the right and discretion of any Shareholder to exercise any vote (or any right of consent or approval attendant to) any Record Shares or to direct the exercise of any vote (or any right of consent or approval attendant to) any Beneficial Shares with respect to any matter other than:

                      (1) the election of candidates for election to the Board;



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                      (2)    any recommendation or proposal to change the
number of members or directors comprising or constituting the Board; or

                      (3)    any matter described in subsection (c) hereof.

        2. Covenants of the Shareholders regarding Sale or Disposition of the Shares.

               (a) During the term of this Agreement, each of the Shareholder hereby covenants, agrees and promises that he or she will not:

                      (1) except pursuant to a public sale consummated on a national securities exchange or in the over-the-counter market, transfer, sell or otherwise dispose of any shares of Common Stock now owned of record or beneficially by him or her or hereafter acquired by him or her (whether pursuant to the exercise of any options or warrants or otherwise), or any interest therein, unless, simultaneously with such transfer, sale or other disposition, the transferee or other recipient of such shares (or any interest therein) agrees in writing that is delivered to the Company and is in form and substance reasonably satisfactory to the Company to be bound by the provisions of this Agreement with respect to such shares;

                      (2) grant any proxy, voting rights or similar rights with respect to, any such shares; or

                      (3) pledge, hypothecate or otherwise encumber any of such shares; provided, however, that any Shareholder shall be entitled to pledge shares of Common Stock to secure a loan obtained by such Shareholder on commercially customary terms from an independent third-party lender, provided that such lender agrees, in writing delivered to the Company and in form and substance reasonably acceptable to the Company, that (i) such lender (to the extent it has or acquires any right or interest in or to any of such shares) shall be bound by the terms and conditions of this Agreement as a successor or assign of such Shareholder and (ii) such lender shall not permit any sale or other transfer of any of such shares, upon any foreclosure or other realization upon such shares or otherwise, to any third-party (other than such Shareholder) unless such third-party shall have agreed, in writing delivered to the Company and in form and substance reasonably acceptable to the Company, that such third-party shall be bound by the terms and conditions of this Agreement as a successor or assign of such Shareholder.

               (b) During the term of this Agreement, no Shareholder shall allow or permit any affiliate thereof (unless also a Shareholder) to acquire or hold, of record or beneficially, any shares of Common Stock; it being agreed and understood that for purposes of the foregoing, an affiliate of any Shareholder shall be deemed to include:

                      (1) any corporation or other entity of which such Shareholder is an officer or director (or any similar capacity);

                      (2) any corporation or other entity that, directly or indirectly through one or more intermediaries, is controlled by, controls or is under common control with such Shareholder (whether control is determined by stock ownership, overlapping management or directorships, contract or otherwise); and




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                      (3)    any spouse, issue, sibling, parent, mother-,
father-, sister-, brother-, daughter- or son-in-law of such Shareholder or of such Shareholder's spouse or any trust or similar arrangement of which any of the foregoing is a trustee (or serves in any similar capacity) or direct or indirect beneficiary.

        3. Term. The term of this Agreement shall commence on the date hereof and expire on the second anniversary of the date hereof.

        4. Specific Performance. Each of the Shareholders acknowledges and agrees that his or her breach of any of his or her covenants, agreements and obligations under Sections 1 and 2 hereof could cause the Company irreparable harm and that, accordingly, in the event of any breach or threatened breach of any of such obligations, in addition to any other rights and remedies that may be available to the Company, the Company shall be entitled to seek and, as appropriate, obtain, an order of specific performance or injunctive and other equitable relief. The Company shall not be required, as a condition to seeking or obtaining any such order or injunctive and other equitable relief, to post or otherwise provide any bond, undertaking or other surety, all of which each Shareholder hereby expressly waives.

        5. Acknowledgment of the Shareholders. Each of the Shareholders acknowledges, confirms and agrees that he or her is entering into this Agreement in partial consideration for the Company's execution and delivery of that certain Settlement Agreement, dated as of even date herewith, among the Company, W. Dunavant, Brodsky P.A. and Brodsky, and the Company's performance thereunder, including the issuance to Dunavant of the shares of Common Stock as provided therein, and that the Company would not have entered into such agreement but for each Shareholder's agreement as set forth in this Agreement.

        6. Indemnification. Each of the Shareholders shall indemnify and hold harmless the Company, its directors, officers, employees, agents, representatives, shareholders (each of the foregoing, an "INDEMNIFIED PARTY") from and against, and shall reimburse each Indemnified Party for, any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and other legal costs, including those related to any appeal, and costs of any investigation) that may be suffered, incurred or occasioned by such Indemnified Party and that result from, or be occasioned by, any breach or violation by such Shareholder of any of his or her covenants and agreements set forth herein.

        7.     Miscellaneous.

               (a) Severability. This Agreement and the terms and provisions hereof shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. In the event any term or provision hereof shall be determined to be invalid or unenforceable as applied to any situation or circumstance or in any jurisdiction, such invalidity or unenforceability shall not apply or extend to any other situation or circumstance or in any other jurisdiction or affect the validity or enforceability of any other term or provision. It is the parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be valid or unenforceable, such provision shall





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be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

               (b) Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party hereto without the prior written consent of the other parties. Any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent by the other parties hereto shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable against each of the parties hereto and its, his or her respective estate, heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each of the parties and its, his or her respective estate, heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as expressly provided for in this Agreement, this Agreement is not intended to confer any rights or benefits on any person or entity other than the parties hereto and their respective estate, heirs, executors, administrators, legal representatives, successors and permitted assigns.

               (c) Amendment and Waiver. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the party to be charged therewith and that sets forth therein that its purpose is to amend, modify or supplement this Agreement or some term, condition or provision hereof. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the party to be charged therewith. Without limiting the generality of the foregoing, no failure to object or otherwise act, and no conduct (including, without limitation, any failure or delay in enforcing this Agreement or any provision hereof) or course of conduct or dealing, by any party hereto shall be deemed (a) to constitute a waiver by such party of any breach or violation of this Agreement or of any provision hereof by any other party hereto or (b) to have caused or reflected any amendment or other modification of this Agreement or of any term or provision hereof. Any waiver may be made in advance or after the right waived has arisen or the breach or default waived has occurred, and any waiver may be conditional. No waiver of any breach or violation of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach or violation thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligation or act shall be deemed a waiver or extension of the time for performance of any other obligation or act.

               (d) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between the parties, whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any party hereto other than those set forth in this Agreement.

               (e) Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS OR HIS RIGHT TO A JURY TRIAL



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WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING
THIS AGREEMENT OR ANY DISPUTE HEREUNDER OR RELATING HERETO. Each of the parties hereto agrees that any action or other proceeding commenced or instituted by, in the name of or on behalf of any Shareholder (or anyone claiming by or through any Shareholder) relating to this Agreement or any dispute hereunder shall be determined before the state or federal courts situated in Miami, Florida, which courts shall have exclusive jurisdiction over and with respect to any such action or other proceeding, and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts with respect to any such action or other proceeding. Each of the parties hereto agrees that any action or other proceeding commenced instituted by, in the name of or on behalf of the Company (or anyone claiming by or through the Company) relating to this Agreement or any dispute hereunder shall be determined before the state or federal courts situated in Miami, Florida, which courts shall have exclusive jurisdiction over and with respect to any such action or other proceeding, and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts with respect to any such action or other proceeding. Each party hereby agrees not to raise any defense or objection, under the theory of forum non conviens or otherwise, with respect to the jurisdiction of any such court as contemplated by the two immediately preceding sentences. In addition to such other method as may available under applicable law, each party agrees that any summons, complaint or other papers or process in connection with any such dispute may be served on it, him or her by being mailed to it, him or her at its, his or her respective address set forth at the head of this Agreement (or at such more current address of which the party serving such any summons, complaint or other papers or process has received written notice from the other party) if mailed by both registered or certified mail, return receipt requested, and by regular first class mail.

               (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. In the event any Shareholder fails to execute and deliver this Agreement, this Agreement, if executed and delivered by the Company and one or more of the Shareholders, shall nonetheless be binding on the Company and such of the Shareholders who have executed and delivered it, and their respective heirs, administrators, legal representatives, successor and assigns; provided, however, that until such time at this Agreement is executed and delivered by any Shareholder, such Shareholder shall not be entitled to any rights or benefits provided herein or contemplated hereby.

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        IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first set forth above.


HIGH SPEED NET SOLUTIONS, INC.
                                              _____________________________
                                              WILLIAM R. DUNAVANT
By: ________________________________
Name:                                         _____________________________
TITLE:                                        LUCILLE DUNAVANT




                                              RICHARD E. BRODSKY, P.A.



                                              By:__________________________
                                                 RICHARD E. BRODSKY


                                              ________________________________
                                              RICHARD E. BRODSKY, INDIVIDUALLY



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